                                                                    EXHIBIT 99.1

                              [NOVAVAX LETTERHEAD]

                                 COMPANY CONTACTS:                John A. Spears
                                                                 President & CEO
                                                                       Jim Mirto
                                                         Chief Operating Officer
                                                                   NOVAVAX, INC.
                                                                    301-854-3900

                                 INVESTORS/MEDIA:      Olga Fleming/Lisa Bradlow
                                                       WEBER SHANDWICK WORLDWIDE
                                                                    646-658-8000

     NOVAVAX AND KING PHARMACEUTICALS SIGN U .S. CO-PROMOTION AGREEMENT FOR
                                 ESTRASORB(TM)
     - NOVAVAX TO CO-PROMOTE AN ADDITIONAL WOMEN'S HEALTH PRODUCT CURRENTLY
                         MARKETED BY KING IN THE U.S. -
                  - NOVAVAX TO ACQUIRE AVC PRODUCT FROM KING -

COLUMBIA, MD, JANUARY 8, 2001 - NOVAVAX, INC. (AMEX: NOX) today announced the signing of a 50/50 co-promotion agreement with King Pharmaceuticals, Inc. (NYSE:
KG) for ESTRASORB(TM), Novavax's topical, transdermal estrogen replacement therapy, in the United States. All patients enrolled in the Phase III pivotal trial of ESTRASORB have recently completed dosing, and Novavax expects to file a New Drug Application (NDA) for ESTRASORB in the first half of 2001. In addition, Novavax and King will combine U.S. sales efforts to immediately begin co-promoting one of King's products already on the market, Nordette(R), a birth control pill. Novavax also announced that it will acquire AVC(TM) Cream and Suppositories from King for $3.3 million, which is currently being marketed by King for the treatment of vaginal bacterial infections. As previously announced, in December 2000, King completed a $25 million convertible debenture investment in Novavax.

Under the terms of the agreement, both Novavax and King will be involved in the marketing and promotion of ESTRASORB in the United States and will share in the revenues and expenses equally. Novavax will be responsible for manufacturing and distributing the product. In addition, Novavax will receive a milestone payment from King of $5 million upon filing the ESTRASORB NDA prior to June 30, 2001. The co-promotion agreement relating to Nordette provides for Novavax and King to share equally in all revenues and expenses above an established baseline. Nordette generated sales in the U.S of approximately $34 million during 1999; AVC sales during 2000 were $1.3 million.

"We are excited to be extending our relationship with King to co-promote ESTRASORB, which has the potential to be the first-to-market topical estrogen replacement therapy that addresses the uncomfortable symptoms associated with post-menopause," stated John A. Spears, President and CEO of Novavax. "Our agreement with King marks a significant event in the company's history, and the combined force will create a formidable presence in the women's healthcare market place. The advantages of this agreement are clear. Novavax, which recently acquired Fielding Pharmaceuticals' proven sales force with an established reputation with obstetricians and gynecologists, will gain support from King's women's health sales staff. The combination will enable Novavax and King to expand the reach of the promotional programs at an accelerated pace and offer greater opportunity to achieve strong market penetration for ESTRASORB and Nordette. This co-promotion agreement will also allow us to expand the products' sales potential without losing the financial benefits of marketing the product on our own."

John M. Gregory, Chairman and Chief Executive Officer of King, stated, "We are very pleased to collaborate with Novavax in the development and potential commercialization of ESTRASORB. This exciting new women's health product, if approved, will compete in the $1.2 billion estrogen replacement therapy market and potentially provide an excellent addition to our expanding women's health product line."
                                     -more-

NOVAVAX AND KING PHARMACEUTICALS SIGN U.S. CO-PROMOTION AGREEMENT FOR ESTRASORB(TM)
PAGE 2

Mr. Spears also stated, "We are also very pleased to add two women's health products to our portfolio, which build upon our existing product line. Nordette(R) and AVC(TM) Cream and Suppositories are products with established sales that we believe have the potential to grow through our Fielding sales force effort. With these products, Novavax now has a broad portfolio of women's health products available for sale, allowing us to broaden the spectrum of treatment we can provide to female patients.

"Overall, our corporate accomplishments over the last 60 days allow us to begin the New Year as a more focused company, providing us with a strong product, marketing, sales and financial foundation. We certainly look forward to the opportunities that lie ahead as we work with King to strengthen our position as a specialty pharmaceutical company focused on women's health," concluded Mr. Spears.

ABOUT KING PHARMACEUTICALS
King, headquartered in Bristol, Tennessee, is a vertically integrated pharmaceutical company that manufactures, markets, and sells primarily branded prescription pharmaceutical products. King seeks to capitalize on niche opportunities in the pharmaceutical industry created by cost containment initiatives and consolidation among large global pharmaceutical companies. King's strategy is to acquire branded pharmaceutical products and to increase their sales by focused promotion and marketing and through product life cycle management.

ABOUT NOVAVAX
Novavax, Inc. is a biopharmaceutical drug delivery company engaged in the research and development of differentiated drug products primarily in the fields of women's health and infectious diseases. The Company is applying its proprietary lipid vesicle encapsulation technologies, including Novasome(R) lipid vesicles and micellar nanoparticles, to develop product candidates for the topical and oral delivery of generic and non-generic drugs, peptides, proteins and oligonucleotides. The Company's Novasome technology is also being developed as an adjuvant delivery system for enhanced vaccine efficacy. Novavax has several product candidates in pre-clinical and human clinical trials, including ESTRASORB(TM), a topical cream for estrogen replacement therapy, which has completed the Phase III clinical trial. Novavax's Biomedical Services Division is engaged in contract research and development and Phase I/II vaccine manufacturing of human vaccines for government laboratories and other vaccine companies.


The senior management of Novavax will be conducting a conference call on TUESDAY, JANUARY 9, 2001 AT 4:30 P.M. EASTERN TIME to discuss today's announcement.

In order to participate in the conference call:

-    Please call (719) 457-2653 five minutes prior to the 4:30 P.M. start time.
     OR
- Log on to www.vcall.com and click on the company's name to access the call (NOVAVAX). Internet participants are encouraged to log on to the site 15 minutes prior to the call to register and download any necessary software.

There will also be a replay available until January 12, 2001 by calling (719) 457-0820 and referencing pass code number 699319.


Statements made in this press release that state the company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. The company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in the company's SEC report on Form 10K for the year ended December 31, 1999 incorporated herein by reference. Statements made herein should be read in conjunction with the company's Form 10K. Copies of these filings may be obtained by contacting the company at 8320 Guilford Road, Columbia, MD 21046 Tel 301-854-3900 or the SEC.

                                      # # #